Exhibit 10.2

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) is made and entered into as of December 28, 2017, by Birner Dental Management Services, Inc., a Colorado corporation (“Borrower”), Palm Global Small Cap Master Fund LP, a Cayman Islands limited partnership (“PV”), and Palm Active Dental, LLC, a Delaware limited liability company (“Palm Dental” and together with PV, and each of their successors and permitted assigns, “Subordinated Creditors” and each, a “Subordinated Creditor”), and Guaranty Bank and Trust Company, a Colorado bank (together with its participants, successors and assigns, “Bank”).

WITNESSETH:

WHEREAS, Borrower and Bank have entered into the Senior Financing Agreement (as defined below);

WHEREAS, Borrower has issued to each Subordinated Creditor (a) those certain Convertible Senior Subordinated Secured Loan Notes in the original aggregate principal amount of $4,990,000, each dated December 28, 2017 (as amended, modified, supplemented or restated, collectively the “2017 Subordinated Notes”), and (b) those certain shares of Series A Convertible Preferred Stock of Borrower issued on the date hereof for consideration of $10,000 (as amended, modified, supplemented or restated in accordance with the terms hereof, collectively, the “2017 Equity”);

WHEREAS, Borrower and each Subordinated Creditor are entering into this Agreement in order to induce Bank to consent to the Subordinated Debt (as defined below);

NOW THEREFORE, in consideration of these premises and the terms and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Definitions. Except as otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in the Senior Financing Agreement.

“Collateral” means all collateral now or hereafter securing payment of Senior Debt, including, without limitation, all proceeds thereof.

“Insolvency or Liquidation Proceeding” shall mean the sale of all or substantially all of the assets of Borrower, any receivership, conservatorship, general meeting of creditors, reorganization or arrangement with creditors, marshaling of assets or liabilities, insolvency or bankruptcy proceeding, assignment for the benefit of creditors or any proceeding or action by or against Borrower for any relief under any bankruptcy or insolvency law or other laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, dissolution, liquidation, compositions or extensions, or the appointment of any receiver, intervenor or conservator of, or trustee, or similar officer for Borrower or any substantial part of its properties or assets, including, without limitation, proceedings under the Bankruptcy Code, or under other federal, state or local statute, laws, rules and regulations, all whether now or hereafter in effect.

“Lien” shall mean, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

“Paid in Full” shall mean, with respect to the Senior Debt, such time when the aggregate amount of all Senior Debt has been indefeasibly paid in full in cash and all commitments and obligations of Bank to make loans or advances under any Senior Debt Agreement have been terminated. “Payment in Full” and “Pay in Full” shall have the correlative meanings.

“Permitted Payments” shall mean (a) as and when permitted under Section 3 and Section 4, all regularly scheduled payments of cash interest on the Subordinated Debt (such interest is referred to in this Agreement as “Cash Interest”), (b) at any time, all regularly scheduled payments of interest on the Subordinated Debt that are made in kind, and not in cash, by capitalizing such interest as principal of the Subordinated Notes (as in effect on the date hereof) (such interest is referred to in this Agreement as “PIK Interest”) and (c) solely as permitted in Bank’s sole discretion by prior written consent, dividends or distributions declared on any class of Subordinated Equity, purchases, redemptions or retirements of any Subordinated Equity and any other payments related to or arising as a result of any Subordinated Equity (such dividends, distributions, purchases, redemptions, retirements and payments are referred to in this Agreement, collectively, as “Equity Payments”), in the case of clauses (a), (b) and (c) hereof, in accordance with the terms of the Subordinated Debt Agreements, in each case as provided in and as when due in accordance with the Subordinated Notes or Subordinated Equity, as the case may be, before giving effect to any acceleration, any required prepayments or balloon payments, or any increase in the rate of interest or application of the default rate of interest.

“Post Petition Interest” shall mean interest that accrues after the commencement of an Insolvency or Liquidation Proceeding with respect to Borrower, whether or not allowed or allowable as a claim in any such Insolvency or Liquidation Proceeding.

“Reorganization Securities” shall mean unsecured (a) securities of Borrower or any of its successors as reorganized in an Insolvency or Liquidation Proceeding, and (b) other securities of Borrower or any other Person provided for by a plan of reorganization, in each case the payment on, of or with respect to which is subordinated (including, without limitation, all provisions relating to amortization and prepayment or, if applicable, redemption or repurchase) in right of payment and in all other respects to all Senior Debt to the same or greater extent than the Subordinated Debt is subordinated to the Senior Debt under this Agreement.

“Senior Debt” shall mean all existing and future (a) indebtedness and other obligations of Borrower under the Senior Financing Agreement (including without limitation the Obligations), (b) principal of and interest (including, without limitation, Post Petition Interest) on the loans, letter of credit obligations, bankers acceptances, interest rate swap, cap, floor or collar agreements, overdraft obligations, currency agreements, currency spot, foreign exchange and forward contracts or similar arrangements or agreements providing for the transfer or mitigation of interest or currency risks either generally or under specific contingencies, and other extensions of credit under the Senior Debt Agreements and (c) any and all other costs, fees, indemnifications, damage claims, expenses (including, without limitation, reasonable attorneys’ fees and expenses) and other amounts payable by Borrower under the Senior Debt Agreements.

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“Senior Debt Agreements” shall mean, collectively, the Senior Financing Agreement and each and every note, instrument, security agreement, pledge agreement, guaranty agreement, mortgage, deed of trust, indemnity deed of trust, loan agreement, forbearance agreement, hypothecation agreement, indemnity agreement, letter of credit application, assignment, bankers acceptance, interest rate swap, cap, floor or collar agreement, overdraft obligation, currency agreement, currency spot, foreign exchange and forward contract or similar arrangement or agreements providing for the transfer or mitigation of interest or currency risks either generally or under specific contingencies, or any other document (whether similar or dissimilar to any of the foregoing) heretofore, now or hereafter executed and delivered by Borrower or any of its Subsidiaries, singly or jointly with such Person or Persons, in connection with any of the Senior Debt, including, without limitation, the “Loan Documents” as defined in the Senior Financing Agreement, all as originally executed and as amended, restated, extended, renewed, refinanced, replaced or otherwise modified (including, without limitation, by forbearance provisions) from time to time, and any agreements, documents and/or instruments entered into in connection with a refunding, refinancing or replacement of all or any portion of the Senior Debt, whether by the same or any other group of lenders, as such agreements have been or may hereafter be amended, restated, renewed, refinanced, replaced or otherwise modified from time to time.

“Senior Financing Agreement” shall mean that certain Loan and Security Agreement dated as of March 29, 2016, by and between Borrower and Bank, as it has been or may hereafter be amended, restated, renewed, refinanced, replaced or otherwise modified from time to time, and any successor to or replacement of such agreement or the credit facilities evidenced thereby by Bank or any other lender or group of lenders, as each such successor or replacement may from time to time be entered into, amended, restated, renewed, refinanced, replaced or otherwise modified (including, without limitation, by forbearance provisions) from time to time.

“Subordinated Creditor Agent” shall mean PV, solely as agent for Subordinated Creditors under this Agreement, or, upon written notice from each Subordinated Creditor to Bank, any other Person appointed by Subordinated Creditors as agent for Subordinated Creditors under this Agreement.

“Subordinated Debt” shall mean, collectively, all principal, interest (including, without limitation, Post Petition Interest) and premium (if any), dividends, distributions, purchase payments, redemptions, retirements, fees, expenses and other amounts owing by Borrower to any Subordinated Creditor under the Subordinated Debt Agreements and each and every other debt, liability and obligation of every type and description which Borrower may now or at any time hereafter owe to any Subordinated Creditor, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several.

“Subordinated Debt Agreements” shall mean (a) the Subordinated Notes, (b) the Subordinated Equity, (c) that certain Securities Purchase Agreement, dated December 28, 2017, by and among Borrower, PV and Palm Dental, (d) that certain Security Agreement dated December 28, 2017, by and among Borrower, PV and Palm Dental, and (e) all other agreements, documents and instruments entered into, and/or delivered, by any of the parties thereto in connection therewith, all as originally executed and as amended, restated, extended, renewed, refinanced, replaced or otherwise modified from time to time to the extent permitted hereunder.

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“Subordinated Equity” shall mean, collectively, the 2017 Equity and all other shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of Borrower’s capital and all options, warrants and other rights to acquire any of the foregoing at any time issued to or in favor of, or acquired by, any Subordinated Creditor, in each case, together with all modifications thereof and substitutions therefor.

“Subordinated Notes” shall mean, collectively, the 2017 Subordinated Notes and all other promissory notes issued at any time by Borrower in favor of any Subordinated Creditor, in each case, together with all renewals, extensions and modifications thereof and any note, notes or other instruments issued in substitution therefor.

2.           Subordination. The payment of all of the Subordinated Debt is hereby made expressly subordinate and junior to the Payment in Full of the Senior Debt to the extent and in the manner set forth in this Agreement. The Subordinated Debt shall continue to be subordinated to the Senior Debt even if the Senior Debt is deemed unsecured, under secured, subordinated, avoided or disallowed under the Bankruptcy Code or other applicable law. Regardless of any priority otherwise available to any Subordinated Creditor by law or by agreement, all Liens and security interests of any Subordinated Creditor, whether now or hereafter arising and howsoever existing, in any Collateral or any other assets securing any of the Subordinated Debt shall be and hereby are subordinated in all respects to the rights and interests of Bank in those assets. Without limiting the foregoing, each Subordinated Creditor hereby acknowledges and agrees that any and all security interests, Liens, rights and interests of any Subordinated Creditor, whether now existing or hereafter arising, in or on any or all of the Collateral, shall be and hereby are subordinated for all purposes and in all respects to any and all security interests, Liens, rights and interests of Bank in or on any or all of the Collateral, whether now existing or hereafter arising, irrespective of: (a) the date, time, order, manner or method of creation, grant, attachment or perfection of the respective security interests or Liens granted to any Subordinated Creditor or Bank in or on any or all of the Collateral; (b) the time or manner of the recording or filing of their respective financing statements, deeds of trust, mortgages or other security documents; (c) the possession of any of the Collateral; (d) the dating, execution or delivery of any agreement granting any Subordinated Creditor or Bank security interests in or Liens upon any of the Collateral; or (e) any provision of the Uniform Commercial Code(s) of the applicable jurisdictions or other applicable law or decision to the contrary. No Subordinated Creditor shall have any right to possession of any Collateral or other assets of Borrower, if any, or to foreclose upon any such Collateral or assets, whether by judicial action or otherwise, unless and until the Senior Debt is Paid in Full. Without limiting the foregoing, each Subordinated Creditor hereby further acknowledges and agrees that, other than Permitted Payments, until the Senior Debt is Paid in Full, all payments, collections, dividends, distributions or other amounts (whether consisting of cash, securities (other than Reorganization Securities) or other property) directly or indirectly received by any Subordinated Creditor by set-off, recoupment or otherwise on account of any Subordinated Debt or at law or in equity (including, without limitation, any amounts received in connection with any Insolvency or Liquidation Proceeding or any judgment or settlement with respect to any suit filed by any Subordinated Creditor against Borrower or by any other action permitted hereunder) or otherwise, shall (i) not be commingled with any other property or assets of any Subordinated Creditor; (ii) be held in trust by such Subordinated Creditor for the benefit of Bank; and (iii) be paid over and delivered promptly to Bank in precisely the form received, with any necessary endorsement of such Subordinated Creditor, as a payment on the Senior Debt (or, at Bank’s option, as collateral for any outstanding Senior Debt which is contingent or is otherwise not then due and payable).

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3.           Payment Limitations; No Setoff.

(a)         No Subordinated Creditor will, directly or indirectly, ask, demand, sue for, take or receive from Borrower, and Borrower shall not remit, make or pay, directly or indirectly, in any manner, any payment of all or any part of the Subordinated Debt (whether such amounts represent principal or interest, or obligations which are due or not due, direct or indirect, absolute or contingent), including, without limitation, the taking of any negotiable instruments evidencing any of the Subordinated Debt. Notwithstanding the foregoing sentence, Borrower may pay to Subordinated Creditors, and Subordinated Creditors may accept from Borrower, (i) except as expressly prohibited in Section 4, Permitted Payments consisting of Cash Interest, so long as Borrower’s Total Cash Flow Leverage Ratio, measured as of the last day of any calendar quarter ending after the date hereof, is less than 2.0:1.0 and so long as no “Event of Default” (as defined in the Senior Financing Agreement) has occurred and is continuing or would occur as a result thereof, (ii) Permitted Payments consisting of Equity Payments, (iii) Permitted Payments consisting of PIK Interest, and (iv) Reorganization Securities. Each Subordinated Creditor represents and warrants to Bank that, as of the date hereof, the entire indebtedness of Borrower to the Subordinated Creditors is evidenced by the 2017 Subordinated Notes.

(b)         Neither Borrower nor any Subordinated Creditor shall exercise any right of or permit any setoff in respect of the Subordinated Debt. In addition, and without limiting the generality of the foregoing, in the event any Subordinated Creditor at any time purchases goods or services from Borrower, such Subordinated Creditor hereby irrevocably agrees that it shall pay for such goods or services in cash or cash equivalents in accordance with the terms of such purchases and shall not deduct from or setoff against any amounts billed to any Subordinated Creditor by Borrower in connection with such purchases any amounts any Subordinated Creditor claims are due to it with respect to the Subordinated Debt.

4.           Payments on Insolvency or Liquidation Proceeding.

(a)          Upon the occurrence of any Insolvency or Liquidation Proceeding:

(i)          the Senior Debt shall first be Paid in Full before any payment, dividend or distribution shall be made on account of or applied with respect to any Subordinated Debt;

(ii)         any payment, dividend or distribution received by any Subordinated Creditor which would otherwise (but for this clause (ii)) be payable or deliverable with respect to any Subordinated Debt shall be promptly paid or delivered directly to Bank with respect to the Senior Debt, until all Senior Debt has been Paid in Full (after giving effect to any concurrent payment to Bank with respect to the Senior Debt); and

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(iii)        Each Subordinated Creditor hereby authorizes and empowers Bank, at its election and in its name or the name of such Subordinated Creditor, as attorney in fact for such Subordinated Creditor (each Subordinated Creditor, by its execution of this Agreement, hereby irrevocably appoints Bank, or any of its officers, employees or agents on behalf of Bank, as its attorney in fact (which appointment is coupled with an interest) with the power but not the duty to take the actions as provided in this Section 4(a)(iii)), (x) to execute and file any claim, proof of claim and/or other instrument of similar character to protect completely the interest of Bank in the applicable Subordinated Debt if any Subordinated Creditor fails to file any such claim, proof of claim or other instrument on or before the third day next preceding the last day permitted for such filing or, if there is no such deadline, within ten (10) days of the written request of Bank that such claim, proof of claim or instrument be filed, (y) to vote such proofs of claim in any such Insolvency or Liquidation Proceeding if any Subordinated Creditor fails to vote any such proofs of claim within ten (10) days prior to any deadline therefor and (z) to vote claims comprising Subordinated Debt, to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension, and to take such other action in Bank’s own name or in the name of any Subordinated Creditor as Bank may deem necessary or advisable for the enforcement of the agreements contained herein.

(b)          Each Subordinated Creditor will execute and deliver to Bank such further powers of attorney or instruments as Bank may request in order to accomplish the foregoing.

(c)          Notwithstanding the foregoing provisions of this Section 4, Borrower may pay and deliver to any Subordinated Creditor, and such Subordinated Creditor shall be entitled to receive and retain, any Permitted Payments consisting of PIK Interest and any Reorganization Securities.

(d)          If Bank desires to permit the use of cash collateral or to provide post-petition financing to Borrower, no Subordinated Creditor shall object to the same or assert that its interests are not being adequately protected.

5.           Limitation on Right of Action. Without implying any limitation on the obligation of each Subordinated Creditor to turn over to Bank all payments on any Subordinated Debt (other than, to the extent such payments are permitted by this Agreement, Permitted Payments and Reorganization Securities) until the Senior Debt has been Paid in Full, each Subordinated Creditor agrees to refrain in all aspects from: (a) accelerating, or taking any action to accelerate, the payment of any Subordinated Debt, (b) filing or otherwise bringing (or joining with any other creditor (unless Bank shall so join) in filing or otherwise bringing) any Insolvency or Liquidation Proceeding, (c) taking (or joining with any other creditor (unless Bank shall so join) in taking) any action to institute any legal or equitable proceeding or take any other action to enforce any right to payment with respect to, or collect upon, any Subordinated Debt, and (d) taking possession of, selling or otherwise disposing of any Collateral.

6.           Action Concerning Collateral.

(a)          Notwithstanding any Lien now held or hereafter acquired by any Subordinated Creditor, Bank may take possession of, sell, dispose of, and otherwise deal with all or any part of the Collateral, and may enforce any right or remedy available to it with respect to Borrower or the Collateral, all without notice to or consent of any Subordinated Creditor except as specifically required by applicable law.

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(b)          In addition, and without limiting the generality of the foregoing, if (i) an “Event of Default” (as defined in the Senior Financing Agreement) has occurred and is continuing, and (ii) Borrower or Bank intends to sell or otherwise dispose of any Collateral outside the ordinary course of business, each Subordinated Creditor shall be deemed to have consented to such sale or disposition, to have released any Lien it may have in such Collateral and to have authorized Bank or its agents to file partial releases (and any related financing statements) with respect to such Collateral. Bank, or any of its officers, employees or agents on behalf of Bank, is hereby irrevocably appointed as the attorney in fact (which appointment is coupled with an interest) for each Subordinated Creditor to file such partial releases (and any related financing statements) with respect to such Collateral. In the event, at the request of Borrower, Bank otherwise releases any of its security for the Senior Debt which constitutes part or all of the security for any or all of the Subordinated Debt, each Subordinated Creditor shall thereupon promptly execute and deliver to Borrower such termination statements and releases as Bank shall request to release such Subordinated Creditor’s Lien against such property of Borrower.

(c)          Bank shall have no duty to preserve, protect, care for, insure, take possession of, collect, dispose of, or otherwise realize upon any of the Collateral, and in no event shall Bank be deemed any Subordinated Creditor’s agent with respect to the Collateral. All proceeds received by Bank with respect to any Collateral may be applied to the existing Senior Debt in such manner of application as Bank may deem appropriate in its sole discretion. Each Subordinated Creditor acknowledges and agrees that: (i) Bank makes no representation or warranty whatsoever as to the nature, extent, description, validity or priority of any Collateral or the Liens upon any Collateral; (ii) in no event shall Bank be liable for its actions with respect to the Collateral, and Bank shall not have any liability to any Subordinated Creditor for any losses, damages, claims, or liability of any kind to the extent arising out of the holding of Collateral; (iii) Bank is not acting as a pledgeholder for any Subordinated Creditor with respect to any Collateral; and (iv) each Subordinated Creditor shall promptly deliver to Bank any Collateral that is now in, or in the future comes into, its possession or control other than to the extent constituting Reorganization Securities or Permitted Payments (unless otherwise prohibited under this Agreement). No Subordinated Creditor will oppose, interfere with or otherwise attempt to prevent Bank from enforcing its security interests in or Liens on any of the Collateral or otherwise realizing upon any of the Collateral to the extent such actions are not inconsistent with the terms of this Agreement. Each Subordinated Creditor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of the Subordinated Debt, and each Subordinated Creditor hereby agrees that Bank shall have no duty to advise any Subordinated Creditor of any information regarding such condition or any such circumstances.

(d)          The parties hereto agree that it is their intention that the Collateral and the collateral pledged to each Subordinated Creditor by Borrower be identical and each Subordinated Creditor agrees not to take a Lien on the property of Borrower if Bank does not have a Lien on such property. In furtherance of the foregoing and Section 26, each Subordinated Creditor shall, subject to the other terms and conditions of this Agreement, upon request by Bank, cooperate in good faith from time to time in order to determine the specific items included in the Collateral and the collateral pledged to any Subordinated Creditor by Borrower and the steps taken or to be taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Senior Debt Agreements and the Subordinated Debt Agreements. During the term of this Agreement, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Borrower, the parties hereto agree that Borrower shall not grant or suffer to exist any additional Liens on any asset to secure any Subordinated Debt unless Borrower also offers to grant, and, at the option of Bank, grants a Lien on such asset to secure the Senior Debt concurrently with the grant of a Lien thereon in favor of any Subordinated Creditor in accordance with the priorities set forth in this Agreement. To the extent that the foregoing terms and conditions are not complied with for any reason, without limiting any other rights and remedies available to Bank, each Subordinated Creditor agrees that any amounts received by or distributed to it pursuant to or as a result of Liens granted in contravention of this Section 6(d) shall be subject to the other terms and conditions of this Agreement.

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(e)          In the event of the occurrence of any casualty with respect to any of the Collateral, each Subordinated Creditor agrees that Bank shall have the sole and exclusive right to adjust, compromise or settle any such loss with the insurer thereof, and to collect and receive the proceeds from such insurer and apply such proceeds as set forth in the Senior Debt Agreements. Any insurer shall be fully protected if it acts in reliance on the terms of this Section 6(e).

7.           Payments in Contravention of this Agreement. Any payment made by Borrower and received by any Subordinated Creditor in violation of any provision of this Agreement (without the written consent of Bank) shall be held in trust by such Subordinated Creditor for Bank and shall be promptly delivered, in the form received (except for endorsement of such Subordinated Creditor where necessary), to Bank to the extent necessary to Pay in Full the Senior Debt in accordance with its terms and after giving effect to any concurrent payment or distribution to Bank, which payments shall be applied to then existing Senior Debt (whether or not due) in such manner of application as Bank may deem appropriate in its sole discretion. If any Subordinated Creditor exercises any right of setoff which such Subordinated Creditor is not permitted to exercise under the provisions of this Agreement, such Subordinated Creditor will promptly pay over to Bank, in immediately available funds, an amount equal to the amount of the claims or obligations offset. If any Subordinated Creditor fails to make any endorsement required under this Agreement, Bank, or any of its officers, employees or agents on behalf of Bank, is hereby irrevocably appointed as the attorney in fact (which appointment is coupled with an interest) for such Subordinated Creditor to make such endorsement in such Subordinated Creditor’s name.

8.           Subrogation. Unless and until the Senior Debt is Paid in Full, no Subordinated Creditor shall have any right of subrogation. Thereafter, with respect to the value of any payments, dividends or distributions in cash, property or other assets that any Subordinated Creditor paid over to Bank under the terms of this Agreement, such Subordinated Creditor shall be subrogated to the rights of Bank. Borrower acknowledges and agrees that, to the extent permitted by applicable law, the value of any payments, dividends or distributions in cash, property or other assets received by any Subordinated Creditor that are paid over to Bank pursuant to this Agreement shall not reduce any of the Subordinated Debt.

9.           Default Notices. Each Subordinated Creditor shall (a) promptly give Bank written notice (and if any notices are sent to Borrower, contemporaneously with such sending) of its actual knowledge of the occurrence of any breach or event of default with respect to any Subordinated Debt and (b) give Bank prior written notice of the acceleration of all or any portion of any Subordinated Debt.

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10.         Legend; Transfer of Subordinated Debt.

(a)          Until the Senior Debt has been Paid in Full, Borrower shall cause each Subordinated Note and each Subordinated Equity to be conspicuously marked with the following legend:

“THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF DECEMBER 28, 2017, IN FAVOR OF GUARANTY BANK AND TRUST COMPANY, A COLORADO BANK, WHICH AGREEMENT (AS AMENDED IN ACCORDANCE WITH ITS TERMS) IS INCORPORATED HEREIN BY REFERENCE.”

(b)          Each Subordinated Creditor will mark its books conspicuously to evidence the subordination effected hereby. At the request of Bank from time to time, each Subordinated Creditor shall promptly deliver to Bank a copy of each Subordinated Note, each Subordinated Equity and each other Subordinated Debt Agreement.

11.         No Impairment of Obligation. Except as otherwise expressly provided herein, nothing contained in this Agreement shall (a) impair, as between any Subordinated Creditor and Borrower, the obligation of Borrower, which is unconditional and absolute, to pay any Subordinated Debt to such Subordinated Creditor as and when all or any portion thereof shall become due and payable in accordance with its terms or (b) prevent any Subordinated Creditor, upon any default under any Subordinated Debt, from exercising all rights, powers and remedies otherwise provided therein or by applicable law (except as expressly limited hereby).

12.         Remedies; Enforcement. The rights and remedies of Bank hereunder are cumulative and shall be in addition to any other rights and remedies of Bank under the Senior Debt Agreements or any other agreements or which may now or hereafter exist in law or at equity. No postponement or delay by Bank in the enforcement of any right hereunder shall constitute a waiver thereof. No waiver shall be deemed to be made by Bank of any of its rights hereunder unless the same shall be in writing signed on behalf of Bank, and each such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of Bank or the obligations of any Subordinated Creditor to Bank in any other respect at any time.

13.         Representations and Warranties of Borrower and Subordinated Creditors.

(a)          Borrower hereby represents and warrants to Bank as follows:

(i)          Borrower is a duly organized Colorado corporation, validly existing under the laws of the state of its organization and has the full power and authority to execute and deliver, and to perform all of its obligations under, this Agreement, and this Agreement has been duly executed and delivered by Borrower and constitutes the legal, valid and binding agreement and obligation of Borrower, enforceable against Borrower in accordance with its respective terms.

(ii)         The execution, delivery and performance by Borrower of this Agreement have been duly authorized by all necessary action on the part of Borrower and do not (A) require the consent or approval of Borrower’s shareholders, general partners, limited partners, members or any other Person, (B) violate Borrower’s organizational documents or any resolution of Borrower’s governing body, persons, or authority, where applicable, or (C) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect having applicability to Borrower.

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(iii)        No consent or authorization by, approval of, giving of notice to, registration, declaration or filing with, or taking of any other action with respect to or by any federal, state, or local governmental authority or organization or any other Person is required for Borrower’s execution, delivery, or performance of this Agreement, except to the extent obtained, accomplished or given prior to the date of this Agreement.

(b)          Each Subordinated Creditor hereby represents and warrants to Bank as follows:

(i)          Such Subordinated Creditor is duly organized, validly existing under the laws of the state of its organization and has the full power and authority to execute and deliver, and to perform all of its obligations under, this Agreement, and this Agreement has been duly executed and delivered by such Subordinated Creditor and constitutes the legal, valid and binding agreement and obligation of such Subordinated Creditor, enforceable against such Subordinated Creditor in accordance with its respective terms.

(ii)         The execution, delivery and performance by such Subordinated Creditor of this Agreement have been duly authorized by all necessary action on the part of such Subordinated Creditor and do not (A) require the consent or approval of such Subordinated Creditor’s shareholders, general partners, limited partners, members or any other Person, (B) violate such Subordinated Creditor’s organizational documents or any resolution of such Subordinated Creditor’s governing body, persons, or authority, where applicable, or (C) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect having applicability to such Subordinated Creditor.

(iii)        No consent or authorization by, approval of, giving of notice to, registration, declaration or filing with, or taking of any other action with respect to or by any federal, state, or local governmental authority or organization or any other Person is required for such Subordinated Creditor’s execution, delivery, or performance of this Agreement, except to the extent obtained, accomplished or given prior to the date of this Agreement.

14.         Duration. This Agreement is of a continuing nature, and it shall continue in force until all the Senior Debt is Paid in Full.

15.         Senior Debt Agreements Amendments. This Agreement shall constitute a continuing agreement of subordination. Bank may, without notice to or consent by any Subordinated Creditor, modify any term of Senior Debt in reliance upon this Agreement. Without limiting the generality of the foregoing, each Subordinated Creditor hereby acknowledges that at any time and from time to time and with or without consideration, Bank may, without further consent of or notice to any Subordinated Creditor and without in any manner affecting, impairing, lessening or releasing any of the provisions of this Agreement, renew, extend, increase, decrease, change the manner, time, place and terms of payment of, sell, exchange, release, substitute, surrender, realize upon, modify, waive, grant indulgences with respect to and otherwise deal with in any manner: (a) all or any part of the Senior Debt; (b) all or any of the Senior Debt Agreements; (c) all or any part of any property at any time securing all or any part of the Senior Debt (including, without limitation, the Collateral); or (d) any Person at any time primarily or secondarily liable for all or any part of the Senior Debt and/or any Collateral or other security therefor, all as if this Agreement and any interest which any Subordinated Creditor has in such property did not exist.

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16.         Subordinated Debt Agreements Amendments. Notwithstanding anything contained in any Subordinated Debt Agreement or any Senior Debt Agreement to the contrary, no Subordinated Creditor shall, without the prior written consent of Bank (which consent shall not be unreasonably withheld, conditioned or delayed), agree to any amendment, modification or supplement to any Subordinated Debt Agreement. Subordinated Creditors shall deliver to Bank copies of any new, amended or otherwise modified Subordinated Debt Documents within ten days after the execution thereof. In addition, no Subordinated Creditor shall loan or advance any funds to Borrower without the prior written consent of Bank, other than (a) the loans made by each Subordinated Creditor to Borrower as evidenced by the 2017 Subordinated Notes as in effect on the date hereof and (b) the loans made by any Subordinated Creditor to Borrower as evidenced by Subordinated Notes the proceeds of which are used by Borrower as a Cure Amount as set forth in Section 10.5 of the Senior Debt Agreement and which Subordinated Notes shall be in form and substance substantially similar to the Subordinated Notes issued on December 28, 2017, with a maturity date of September 30, 2023 or later, but shall provide that all payments of interest on such Subordinated Debt are made in kind, and not in cash, by capitalizing such interest as principal of such Subordinated Notes.

17.         Payment Set Aside. To the extent the Senior Debt was deemed Paid in Full, if, after receipt of any payment or application of the proceeds of any Collateral to payment of all or any part of the Senior Debt, Bank is compelled to surrender or voluntarily surrenders such payment or proceeds to any Person, because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, declared to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible setoff, diversion of trust funds, or any other void or voidable transfer or payment, or because of any settlement or compromise of such claim, then this Agreement shall be reinstated and shall continue to be in full force and effect, as if such payment or proceeds had not been received by Bank, notwithstanding any revocation thereof, or the surrender of any promissory note, or the return or cancellation of any instrument or document relating to any Senior Debt Agreement. This Section 17 shall survive the termination of this Agreement.

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18.         Waivers. Other than with respect to matters determined by a court of competent jurisdiction by final and nonappealable judgment to have been caused by or result from the willful misconduct or gross negligence of Bank, Bank shall not have any liability to any Subordinated Creditor for, and each Subordinated Creditor waives any claim which any Subordinated Creditor may now or hereafter have against, Bank arising out of (a) any and all actions which Bank takes or omits to take (including, without limitation, actions with respect to the creation, perfection or continuation of Liens on the Collateral and other security for the Senior Debt, actions with respect to the occurrence of any default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Senior Debt from any account debtor, guarantor or any other party) with respect to any Senior Debt Agreement or to the collection of the Senior Debt or the valuation, use, protection or release of the Collateral and/or other security for the Senior Debt, (b) Bank’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or (c) any borrowing or grant of a Lien under Section 364 of the Bankruptcy Code by Borrower, as debtor in possession. Each Subordinated Creditor hereby waives notice of acceptance hereof, notice of the creation of any of the Senior Debt, notice of the giving or extension of credit by Bank to Borrower or the taking or releasing of guarantees, collateral or other security for the payment thereof, and hereby waives presentment, demand, protest, notice of protest or default and all other notices to which any Subordinated Creditor might otherwise be entitled. Each Subordinated Creditor hereby waives any and all rights to, and agrees not to bring, prosecute or voluntarily participate in any claim, action or proceeding to avoid, or to contest or challenge (i) the extent, validity, legality, enforceability, perfection or priority of any of the Senior Debt, the Senior Debt Agreements, any other agreements, documents or instruments evidencing, securing, guaranteeing the payment of or otherwise relating to any of the Senior Debt or any of the security interests or Liens of Bank in or on any of the Collateral, (ii) the relative rights and duties of any holders of any Senior Debt established in any instruments or agreements creating or evidencing any of the Senior Debt with respect to any such security interests, Liens or guaranties, or (iii) such Subordinated Creditor’s obligations and agreements set forth in this Agreement.

19.         Subordinated Debt Owed Only to Subordinated Creditors and Permitted Holders. Each Subordinated Creditor represents and warrants, until Senior Debt is Paid in Full, that (a) it has not transferred or assigned any interest in any Subordinated Debt or any Lien in connection therewith other than to another Subordinated Creditor or to a Permitted Holder as permitted under Section 21, (b) no other party owns an interest in any Subordinated Debt or security therefor other than Subordinated Creditors and Permitted Holders to the extent permitted under Section 21, and (c) the entire Subordinated Debt is owing only to Subordinated Creditors and Permitted Holders to the extent permitted under Section 21.

20.         No Commitment; Marshalling. None of the provisions of this Agreement shall be deemed or construed to constitute or imply any commitment or obligation on the part of Bank to make any future loans or other extensions of credit or financial accommodations to Borrower. Each Subordinated Creditor hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of Bank’s remedies permitted by applicable law or agreement. Each Subordinated Creditor hereby waives any and all rights to, and agrees not to require Bank to enforce any guaranty or any security interest or Lien given by any Person other than Borrower to secure the payment of any or all of the Senior Debt as a condition precedent or concurrent to taking any action against or with respect to Borrower or any of the Collateral owned by any Person.

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21.         Successors and Assigns. This Agreement shall be binding upon Borrower, each Subordinated Creditor and their respective successors and assigns, and shall be binding upon and inure to the benefit of Bank and its participants, successors and assigns irrespective of whether this or any similar agreement is executed by any other creditor of Borrower. This Agreement shall be freely assignable at any time by Bank; provided that any such assignment is in conjunction with the assignment of the related Senior Debt and that such assignee signs a counterpart hereof and agrees to be bound by the terms hereof. Each Subordinated Creditor agrees not to sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt Agreement other than to another Subordinated Creditor that is party to this Agreement on the date hereof or to a Permitted Holder, and then, only after giving prior written notice of such action to Bank. Each Subordinated Creditor shall cause each Permitted Holder that holds any interest in any Subordinated Debt or security therefor or any Subordinated Debt Agreement after the date hereof (a) to promptly join this Agreement as a Subordinated Creditor by executing and delivering a joinder to this Agreement in a form acceptable to Bank in its reasonable discretion and (b) to designate in such joinder Subordinated Creditor Agent as its designee with the power to execute any amendments or other modifications hereof. The subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon all of the successors and assigns of each Subordinated Creditor. Neither any Subordinated Creditor nor Borrower may assign any of its rights or obligations under this Agreement without the prior written consent of Bank. This Agreement shall also be binding upon and inure to the benefit of each other holder of Senior Debt that exists as a result of a refinancing of Senior Debt so long as each such other holder of Senior Debt signs a counterpart hereof and agrees to be bound by the terms hereof. Upon such event, each such other holder of Senior Debt shall be deemed to be a holder of Senior Debt and have all rights of Bank for all purposes hereunder.

22.         Amendments. This Agreement may be amended, changed or modified only by a writing signed by Subordinated Creditor Agent, on behalf of each Subordinated Creditor, and Bank.

23.         Notices. All notices to be given under this Agreement must be in writing and shall be effective only when given at the addresses and to the attention of the Persons stated on the signature pages hereto below, or at such other address or to the attention of such other Person as the recipient has designated after the date hereof in writing to the sending party. No party is obligated to give any other party any notices under this Agreement except as expressly set forth herein. Any notice given under this Agreement shall be deemed to have been validly given (a) if served in person, upon acceptance or refusal of delivery; (b) if mailed by certified or registered mail, return receipt requested, postage prepaid, on the third (3rd) day following the day such notice is deposited in any post office station or letter box; or (c) if sent by recognized overnight courier, on the first (1st) day following the day such notice is delivered to such carrier.

24.         Counterparts; Headings. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic means shall be equally as effective as delivery of an original executed counterpart of this Agreement. The paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

25.         Severability. In the event that any provision of this Agreement is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, this Agreement shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provisions hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

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26.         Further Assurances. Each Subordinated Creditor agrees to do such further acts and things and to execute and deliver such additional agreements, documents, instruments and consents as may be necessary or as Bank may from time to time reasonably request to effect the purposes of this Agreement, including, without limitation, the subordinations contemplated by this Agreement.

27.         Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any Subordinated Debt Agreement, the provisions of this Agreement shall control and govern. For the purposes of this Section 27, to the extent that any provisions of any Subordinated Debt Agreement provides rights, remedies and benefits to Bank that exceed the rights, remedies and benefits provided to Bank under this Agreement, such provisions of the applicable Subordinated Debt Agreement shall be deemed to supplement (and not to conflict with) the provisions hereof.

28.         Governing Law; Remedies. This Agreement shall be delivered and accepted in and shall be deemed to be a contract made under and governed by the internal laws of the State of Colorado (but giving effect to federal laws applicable to national banks) applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles. In furtherance of the foregoing, the internal law of the State of Colorado shall control the interpretation and construction of this Agreement, even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply. The parties hereto acknowledge that the provisions of this Agreement are unique and money damages may not provide an adequate remedy for any breach thereof, and each party may seek specific performance and other equitable remedies for any breaches under this Agreement.

29.         FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF COLORADO OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF COLORADO; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE BANK FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. EACH OF EACH SUBORDINATED CREDITOR AND BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF COLORADO AND OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF COLORADO FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF EACH SUBORDINATED CREDITOR AND BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF COLORADO. EACH OF EACH SUBORDINATED CREDITOR AND BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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30.         WAIVER OF JURY TRIAL. BANK, EACH SUBORDINATED CREDITOR AND BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH BANK, ANY SUBORDINATED CREDITOR AND/OR BORROWER ARE ADVERSE PARTIES, AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK ENTERING INTO THIS AGREEMENT.

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IN WITNESS WHEREOF, the parties hereto have executed this Subordination Agreement as of the day and year first above written.

BORROWER:		BANK:

BIRNER DENTAL MANAGEMENT SERVICES, INC.		GUARANTY BANK AND TRUST COMPANY

By:	/s/ Dennis N. Genty	By:	/s/ Brad Schwindt
Name: Dennis N. Genty		Name: Brad Schwindt
Title: Chief Financial Officer		Title: Senior Vice President
Address: 1777 South Harrison St., Suite 1400		Address: 1331 17th Street
Denver, Colorado 80210		Denver, Colorado 80202
Attn: Chief Financial Officer		Attn: Brad Schwindt

Signature Page to Subordination Agreement - 1

SUBORDINATED CREDITOR:

PALM GLOBAL SMALL CAP MASTER FUND LP

By:	/s/ Jason Woody
Name: Jason Woody
Title: Director
Address: c/o Palm Management (US) LLC
19 West Elm Street
Greenwich, CT 06830
Attn: Craig Connors

Signature Page to Subordination Agreement - 2

SUBORDINATED CREDITOR:

PALM ACTIVE DENTAL, LLC

By:	/s/ Jason Woody
Name:	Jason Woody
Title:
Address: c/o Palm Management (US) LLC
19 West Elm Street
Greenwich, CT 06830
Attn: Craig Connors

Signature Page to Subordination Agreement - 3